Exhibit 3.33

CERTIFICATE OF INCORPORATION

OF

EBI Holdings, Inc.

(A Delaware Corporation)

FIRST: Name. The name of the Corporation is EBI Holdings, Inc.

SECOND: Delaware Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent for service of process at such address is The Corporation Trust Company.

THIRD: Purpose. The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware, by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purpose of the Corporation.

FOURTH: Capital Stock. The total number of shares of stock which the Company shall have authority to issue is 1,000 shares, par value $0.10 per share.

FIFTH: Management of the Affairs of the Corporation. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

(1) The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. The election of Directors may be conducted in any manner the By-Laws provide, and need not be by ballot.

(2) The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

(3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and of any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the Directors which would have been valid if such By-Laws had not been made.

SIXTH: Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or the class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise and arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: Reservation of Right to Amend. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, Directors and officers are subject to this reserved power.

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EIGHTH: Incorporator. The name and post office address of the sole incorporator are Joanne Figluizzi, 660 Madison Avenue, New York, New York 10021.

NINTH: Invalidation of Contracts. No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is, or are, interested in, or is a director or officer of, or are directors or officers of, such other corporation, and any director or directors, individually or jointly may be a party or parties to, or may be interested in any contract or transaction of this corporation, or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties to, or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of themselves or any firm, association or corporation in which he may be anywise interested.

TENTH: Meetings of Board. The Board of Directors shall have the power to hold their meetings outside the State of Delaware, at such place as from time to time may be designated by the by-laws or by resolution of the Board.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, accordingly, have hereto set my hand and seal this 8th day of June, 1981.

/s/ Joanne Figluizzi
Joanne Figluizzi

Sworn to before me on this 8th Day of June, 1981.

By	/s/ Gertrude Goldman
Notary Public State of New York
No. 31-6570450

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EBI HOLDINGS, INC.

Under Section 241 of the General

Corporation Law

EBI HOLDINGS, INC., a Delaware Corporation, hereby certifies:

1. The name of the Corporation is EBI HOLDINGS, INC.

2. The Corporation was originally incorporated under the General Corporation Law on June 9, 1981.

3. The Amendment of the Certificate of Incorporation effected by this Certificate of Amendment is as follows: To change the name of the Corporation

4. To accomplish the foregoing Amendment, Article First of the Certificate of Incorporation, relating to the name of the Corporation, is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

FIRST: Name. The name of the Corporation is Electro-Biology (Puerto Rico), Inc.

5. The Corporation has not received any payment for any of its stock and this amendment of the Certificate of Incorporation has been duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, EBI HOLDINGS, INC. has caused this Certificate to be signed by Joanne Figluizzi, its sole incorporator, this 10th day of February, 1982.

EBI HOLDINGS, INC.

By	/s/ Joanne Figluizzi
Joanne Figluizzi
Sole Incorporator

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CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

ELECTRO-BIOLOGY (PUERTO RICO), INC.

ELECTRO-BIOLOGY (PUERTO RICO), INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the ”General Corporation Law”), DOES HEREBY CERTIFY:

1. The name of the Corporation is ELECTRO-BIOLOGY (PUERTO RICO), INC.

2. The Corporation was originally incorporated under the General Corporation Law on June 9, 1981.

3. The Amendment of the Certificate of Incorporation effected by this Certificate of Amendment is as follows:

(a) to change the name of the Corporation,

(b) to change the total number of shares of stock which the Corporation will have authority to issue, and

(c) to change the number of shares of common stock of the Corporation that the Corporation will have the authority to issue from 1,000 shares at $0.10 par value per share to 92,000 shares at $1.00 par value per share; each of the 10 presently issued and outstanding $0.10 par value shares shall be changed to 10 issued and outstanding shares at $1.00 par value resulting in 1,000 issued and outstanding shares at $1.00 par value per share, and

(d) to create a new class of preferred stock consisting of 90,000 shares with a par value of $100 per share.

4. to accomplish the foregoing Amendments, Article First of the Certificate of Incorporation relating to the name of the Corporation and Article Fourth of the Certificate of Incorporation relating to capital stock of the Corporation, are each hereby stricken in their entirety, and the following new Article First and Article Fourth, respectively, are substituted in lieu thereof:

FIRST: Name. The name of the Corporation is EBI Holdings, Inc.

FOURTH: Capital Stock. The total number of shares of stock which the Company shall have authority to issue is 182,000, of which 90,000 shares of the par value of $100 each shall be of a class designated “Preferred Stock” and 92,000 shares of the par value of $1.00 each shall be of a class designated “Common Stock”.

(1) Preferred Stock

The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized herein.

Authority is hereby vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by resolution or resolutions providing for the issue of shares thereof the voting powers, if any, the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent now or thereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, in respect of the matters set forth in the following paragraphs (a) to (e) inclusive:

(a) the liquidation value to which each share shall be entitled and the preference, if any, in relation to any other series or class of securities of the Corporation;

(b) whether such shares shall be convertible into Common Stock and, if so, the ratio of conversion expressed in whole and/or fractional shares of Common Stock together with terms and conditions relating to conversion;

(c) the number of votes, if any, to which each share shall be entitled;

(d) whether such shares may be called in and retired or be otherwise subject to redemption (including redemption through the operation of a sinking fund, purchase fund or retirement fund) and if so, the terms and conditions thereof; and

(e) the dividend, if any, for such shares stated in an amount per share, together with terms and conditions relating to the declaration and payment of such dividend and the preference, if any, in relation to any other series or class of securities of the Corporation.

In addition to the foregoing, the Board of Directors may in its discretion assign to such stock in connection with each issue thereof such other terms, conditions, restrictions, limitations, rights and privileges as it may deem appropriate.

(2) Common Stock

(a) Each share of Common Stock shall entitle the holder thereof to one vote.

(b) After all accrued dividends on the Preferred Stock then outstanding shall have been paid, or funds therefor set aside, and subject to all other rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds legally available for the payment of such dividends.

(c) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, all assets and funds remaining after the payment to the holders of the Preferred Stock of the full amount to which they are entitled shall be divided and distributed among the holders of the Common Stock according to their respective shares.

5. In accordance with Sections 228 and 242 of the General Corporation Law, this amendment of the Certificate of Incorporation was authorized by unanimous written consent of the Board of Directors dated June 16, 1982 and by resolution of the holders of all outstanding stock of the Corporation by unanimous written consent dated June 16, 1982.

IN WITNESS WHEREOF, ELECTRO-BIOLOGY (PUERTO RICO), INC. has caused this certificate to be signed by Thomas A. Duerden, the sole Director this 16th day of June, 1982.

ELECTRO-BIOLOGY (PUERTO RICO), INC.

By	/s/ Thomas A. Duerden
Thomas A. Duerden

Attest:

/s/ William A. Newman
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

EBI Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Board of Directors has considered and does recommend that the authorized Preferred Stock be eliminated, and that the authorized Common Stock be reduced from 92,000 shares to 3,000 shares;

RESOLVED FURTHER, that, to carry out the foregoing resolution, the Certificate of Incorporation of the Corporation shall be amended to read as follows:

“FOURTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock, par value $1.00 per share.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said EBI Holdings, Inc. has caused this certificate to be signed by James N. Norris, its Chairman of the Board of Directors, and attested by Daniel P. Hann, its Secretary, this 1st day of October , l992.

By:	/s/ James N. Norris
James N. Norris Chairman of the Board of Directors

ATTEST:

By:	/s/ Daniel P. Hann
Daniel P. Hann Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 02/28/2008
FILED 06:55 PM 02/28/2008
SRV 080253891 – 0915976 FILE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO

A LIMITED LIABILITY COMPANY

**********

In accordance with the provisions of Section 18-214 of the

Delaware Limited Liability Act

**********

The undersigned, being duly authorized to execute and file this Certificate of Conversion from a domestic corporation to a domestic limited liability company for the purposes of converting EBI Holdings, Inc., a Delaware corporation (the “Corporation”), into a domestic limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Act, does hereby certify as follows:

FIRST: The name of the Corporation immediately prior to Filing this Certificate is EBI Holdings, Inc.

SECOND: The date the Certificate of Incorporation was first filed is June 9, 1981.

THIRD: The original name of the Corporation as set forth in the Certificate of Incorporation is EBI Holdings, Inc.

FOURTH: The conversion has been approved in accordance with the provisions of Section 18-214 of the Delaware Limited Liability Act.

FIFTH: Upon the filing of the conversion, the name of the limited liability company shall be EBI Holdings, LLC.

The undersigned, being the duly authorized person of the Corporation, for the purposes of converting the Corporation into a domestic limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Act, does make this Certificate of Conversion, hereby declare and certify that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 27th day of February, 2008.

/s/ Bradley J. Tandy
Bradley J. Tandy, an authorized person

State of Delaware Secretary of State Division of Corporations Delivered 06:55 PM 02/28/2008 FILED 06:55 PM 02/28/2008 SRV 080253891 – 0915976 FILE

CERTIFICATE OF FORMATION

OF

EBI HOLDINGS, LLC

This Certificate of Formation is being executed as of February 27, 2008, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is EBI Holdings, LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 3411 Silverside Road, Rodney Building #104, in the City of Wilmington, New Castle County, Delaware 19810. The registered agent of the Company for service of process at such address is Corporate Creations Network, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By: /s/ Joan D. Donovan
Joan D. Donovan, an Authorized Person